UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             WASHINGTON,  D.C.  20549


                                   FORM  8-K/A

                                  Amendment No.1
                                       To
                                 CURRENT  REPORT

     PURSUANT  TO  SECTION  13  OR  15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


     Date  of  Report  (Date  of  earliest  event  reported):   March  22,  2000
                                                                ----------------

                                2TheMart.com,  Inc.

           (Exact  name  of  registrant  as  specified  in  its  charter)

                                     Oklahoma

                  (State  or  other  jurisdiction  of  incorporation)

              0-27151                                    33-0544320
        ---------------------                     -------------------------
      (Commission File Number)                 (IRS Employer Identification No.)

            18301  Von  Karman  Avenue, 7th  Floor,  Irvine, California,  92612
           ---------------------------------------------------------------------
                    (Address  of  principal  executive  offices)     (Zip  Code)

                                    (949)  477-1200
                              -------------------------
               Registrant's  telephone  number,  including  area  code:




                                           N/A
                            ---------------------------------
                      (Former  name,  address  and  telephone  number)

ITEM  4.     CHANGES  IN  REGISTRANT'S  CERTIFYING  ACCOUNTANT

     On March 22, 2000, 2TheMart.com, Inc. (the "Company" or the "Registrant") received correspondence from the firm of Grant Thornton LLP ("GT") stating that GT had resigned as independent accountant for the Registrant as of March 17, 2000. The resignation of GT was not approved by the Registrant's Board of Directors. In resigning, GT cited the following reportable events (the "Reportable Events"):

     1. That during the period in which GT was engaged as independent auditors, GT noted certain events or circumstances that led it to conclude that it would no longer be able to rely on management's representations; and

     2. That GT believes that the Registrant does not have adequate internal controls or the appropriate level of management or board oversight over the Company's policies and practices.

     The Registrant has authorized GT to respond fully to any successor independent accounting firm regarding the Reportable Events and GT's resignation as auditors of the Registrant.

     GT had served as the Registrant's independent accountant and had previously audited and issued a report dated August 24, 1999 on the Company's financial statements for the period from December 22, 1998 (inception) to June 30, 1999. To the best of the Registrant's knowledge, there were no disagreements with GT on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of GT, would have caused GT to make reference to the subject matter of the disagreement in its report.

     The Registrant's Board of Directors is presently conducting an investigation of the Registrant's policies and procedures and is in the process of implementing additional internal controls in order to ensure the integrity of the Registrant's policies and procedures. As part of its efforts to improve the integrity of the Registrant's policies and procedures, William M. Wagner, the Registrant's current V.P. of Finance and Corporate Controller has been appointed as the Registrant's interim Chief Financial Officer. Additionally, Dominic J. Magliarditi, the Registrant's President, Chief Operating Officer, Secretary, Chief Financial Officer, and a member of its Board of Directors has relinquished all of his positions with the Registrant effective March 28, 2000. The Registrant is also currently actively recruiting additional officers and board members.

     In connection with its proposed merger with GoToWorld.com, Inc., ("GoToWorld") the Registrant has agreed to appoint Ian S. Simpson, GoToWorld's current Chairman of the Board and Chief Executive Officer, as the merged Company's CEO, Co-Chairman, and member of its board of directors. The Registrant believes that the changes already effectuated as well as the changes in management contemplated in its proposed merger with GoToWorld will substantially resolve the issues raised by GT.

     Management of the Company believes that the Company's internal controls are adequate and that management's representations can be relied on by the Registrant's auditors.

     On March 23, 2000, the Company's Board of Directors approved the appointment of and formally engaged, the firm of Corbin & Wertz LLP ("C&W"), as the Company's principal accountant. Thereupon, C&W began auditing the Company's financial statements for the fiscal year ended December 31, 1999. As part of the audit, C&W will review the Company's internal control policies and procedures.

     From the period from December 22, 1998 (inception) to June 30, 1999, and subsequent interim period, prior to engaging C&W, the Company has not consulted C&W regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (ii) any matter that was either the subject of a disagreement or a reportable event.

    On April 10, 2000, the Company received the response of GT, dated April 7, 2000 to the Company's Current Report on Form 8-K filed with the Commission on March 29, 2000, which announced that GT had resigned as the Company's independent public accountant. The April 7, 2000 response of GT is attached to this amended Report as Exhibit 16.1. The Company does not agree with GT's characterization of the date in which GT provided notice to the Company of their resignation. The Company did not receive oral notification of GT's resignation and maintains that it was not made aware of GT's resignation until receipt of their resignation letter on March 22, 2000.

ITEM  7.  FINANCIAL  STATEMENTS  AND  EXHIBITS

(c)     EXHIBITS

16     Letter  from  Grant  Thornton,  LLP

____________________________________________



                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    2THEMART.COM,  INC.

                                    By  /s/  Steven  W.  Rebeil
                                    -------------------------------------
                                    Steven  W.  Rebeil,  CEO


Date:  April 11,  2000